Exhibit 99.1

CROWDGATHER GROWS MONTHLY TRAFFIC BY 50% THROUGH PURCHASE OF YUKU.COM

•	Will add estimated 80 million monthly pageviews to CrowdGather network traffic
•	CrowdGather anticipates 235 million monthly pageviews and 23 million monthly uniques

Woodland Hills, CA.  September 8, 2011 --- One of the leading networks of forum communities on the Internet, CrowdGather (OTCBB:CRWG), today announced that it has acquired the domain name, website, and assets related to yuku.com including the Ezboard domains and its integrated forums, from Inform Technologies, Inc.  CrowdGather anticipates adding approximately 80 million pageviews and 8 million monthly uniques from the acquisition, bringing its total network pageviews to approximately 235 million monthly pageviews and 23 million monthly unique visitors.

Yuku.com has a long history of serving, managing and hosting forum communities, and also includes the original ezboard.com forum community, which was founded in 1996 and at its zenith was one of the most prominent forum platforms online with millions of registered members.  Yuku.com includes many social network features for members and member profiles, and numerous tools for forum organizers to effectively manage and grow their forum sites.   Yuku.com also offers a wide range of popular forums and will serve as yet another platform targeted by the Company’s ad server for optimal monetization through the vertical integration of ads.

“Yuku and its predecessor Ezboard are a part of forum history, and we are glad to give these communities a home as part of the CrowdGather family of forum communities,” said Sanjay Sabnani, CrowdGather’s Chairman and CEO.  “We add a substantial amount of monthly pageviews, monthly unique visitors, and thousands of hosted micro communities as part of this purchase.  Our immediate focus will be to revitalize this platform and to listen to the needs of the members.  Together we will strive towards preserving the legacy of the Yuku communities.”

About CrowdGather, Inc.

With its growing portfolio of special interest forums and enthusiast message board communities, CrowdGather (www.crowdgather.com) has created a centralized network to benefit forum members, forum owners and forum advertisers.  CrowdGather provides a highly interactive and informational social network for members, a management and revenue-sharing resource for third-party forum owners, and a largely untapped advertising network for marketers worldwide.

About Yuku

Yuku.com is a premier forum platform that offers both members and forum organizers a simple interface to use and manage the forum communities.  Among many features, members can establish a single profile for use throughout yuku.com, and both members and organizers appreciate the drag-and-drop functionality of the member profiles and forum arrangement.  Yuku.com has been serving forum members and organizers for over five years and also includes the integration of many of the original Ezboard forums, as well as the Ezboard domains and assets.

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth and business strategy.  Words such as “expects”, “will”, “intends”, “plans”, “believes”, “anticipates”, “hopes”, “estimates”, and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company’s business; competitive factors in the market(s) in which the Company operates; risks associated with operations outside the United States; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

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For additional information, please contact:

Investor Contact:   Sanjay Sabnani
                                   Phone: 818-435-2472 x 101
                                   Email: sanjay@crowdgather.com

Media Contact:    Stacy Dimakakos
                                 Phone: 917-981-5501
                                 Email: stacy@publicworldwide.com